EXHIBIT 4.2

                        [LETTERHEAD OF LOEHMANN'S, INC.]

April 28, 1999


Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  2054

                           Loehmann's, Inc. Form 10-K

Ladies and Gentlemen:

         In accordance with Item 601(b)(4)(iii) of Regulation S-K, Loehmann's, Inc. (the "Registrant") has not filed herewith any instrument with respect to long-term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                       Sincerely,

                                       LOEHMANN'S, INC.


                                       /s/ Dennis R. Hernreich
                                       -----------------------
                                       Dennis R. Hernreich
                                       Title: Senior VP Finance, Chief Financial
                                              Officer, Treasurer and Assistant
                                              Secretary